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                                   EXHIBIT 99
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              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                       (in thousands, except per share)

                                                       Three Months Ended                     Nine Months Ended
                                                          September 30,                         September 30,
                                                  ---------------------------         -----------------------------
                                                       1994            1993                1994              1993
                                                  -----------     -----------         -----------       -----------
Net Sales:
     Paper                                        $ 1,091,635     $   953,769         $ 3,033,364       $ 2,824,916
     Wood Products                                    293,105         291,562             819,454           943,690
                                                  -----------     -----------         -----------       -----------
                                                    1,384,740       1,245,331           3,852,818         3,768,606
Income From Operations:
     Paper                                             35,945         (21,744)            (42,444)         (109,631)
     Wood Products                                     60,827          32,036             181,496           190,974
     General Corporate Expense                        (15,749)         (8,403)            (37,048)          (34,147)
                                                  -----------     -----------         -----------       -----------
                                                       81,023           1,889             102,004            47,196

Interest and debt expense                              60,173          54,596             175,601           162,472
Other (income) expense - net                          (11,004)         (3,888)            (19,392)           17,552
                                                  -----------     -----------         -----------       -----------
Income (Loss) Before Income Taxes and
     Cumulative Effect of Accounting Change            31,854         (48,819)            (54,205)         (132,828)

Income Taxes (Benefit) (Note 1)                         8,737           4,665             (15,238)          (28,938)
                                                  -----------     -----------         -----------       -----------
Income (Loss) Before Cumulative Effect of
     Accounting Change                            $    23,117     $   (53,484)        $   (38,967)      $  (103,890)
                                                  ============    ===========         ===========       ===========
Cumulative Effect of Accounting Change,
     Net of Taxes (Note 2)                                ---             ---                 ---            (7,523)
                                                  -----------     -----------         -----------       -----------
Net Income (Loss)                                 $    23,117     $   (53,484)        $   (38,967)      $  (111,413)
                                                  ============    ===========         ===========       ===========
Earnings (Loss) Per Common Share:
     Income (Loss) Before Cumulative Effect of
        Accounting Change                         $       .18     $      (.65)        $      (.64)      $     (1.34)
                                                  ===========     ===========         ===========       ===========
     Cumulative Effect of Accounting Change       $       ---     $       ---         $       ---       $      (.08)
                                                  ===========     ===========         ===========       ============
     Net Income (Loss)                            $       .18     $      (.65)        $      (.64)      $     (1.42)
                                                  ===========     ===========         ===========       ===========

- --------------
  Note 1: Income Taxes (Benefit) for the three month and nine month periods ended September 30, 1993 includes a provision of $23 million to reflect a one-time adjustment to the company's deferred tax liability for changes in 1993 corporate income tax rates in the United States and Canada.

  Note 2: Cumulative Effect of Accounting Change for the nine month period ended September 30, 1993 reflects the after-tax effect of adopting, retroactive to January 1, 1993, a new accounting standard for postemployment benefits.




                                   - more -

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              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                           (in thousands of dollars)



                                                 September 30,   December 31,
                                                     1994           1993
                                                 (unaudited)
                                                 ------------    ------------
ASSETS:
   Cash and temporary cash investments           $   90,962      $   62,850
   Receivables - net                                534,564         494,426
   Inventories                                      431,885         469,269
   Prepaid expenses                                  30,818          22,818
   Deferred income taxes                             63,717          65,064
                                                  ---------       ---------
     Total Current Assets                         1,151,946       1,114,427


   Timber and timberlands - net                   1,841,385       1,838,550
   Property, plant, and equipment - net           5,635,134       5,802,036
   Other assets and deferred charges                354,856         387,756
                                                 ----------      ----------
     Total Assets                                $8,983,321      $9,142,769
                                                 ==========      ==========


LIABILITIES AND SHAREHOLDERS' EQUITY:
   Current installments of long-term debt        $   80,393      $   88,052
   Short-term bank borrowings                        90,617          88,258
   Accounts payable and accrued liabilities         582,664         591,153
   Income taxes                                      21,894           4,841
                                                  ---------       ---------
     Total Current Liabilities                      775,568         772,304

   Long-term debt                                 3,246,806       3,316,165
   Other liabilities                                684,784         672,788
   Deferred income taxes                          1,030,463       1,077,234
   Minority interest in subsidiaries                 63,210          54,160
   Preference stock, $92.50 cumulative series       300,000         300,000
   Shareholders' Equity                           2,882,490       2,950,118
                                                 ----------      ----------
     Total Liabilities and Shareholders' Equity  $8,983,321      $9,142,769
                                                 ==========      ==========
